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                                                                Exhibit 10.24.2

                             TERMINATION AGREEMENT

     This Termination Agreement (this "Agreement") is entered into as of the 27th day of July, 2000 by and between SMTC Corporation, a Delaware corporation (the "Company"), Bain Capital Partners VI, L.P., a Delaware limited partnership ("Bain"), Celerity Management Co., Inc., a Delaware corporation ("Celerity") and Kilmer Electronics Group Limited, an Ontario corporation ("KEGL" and collectively with Bain and Celerity, the "Service Providers").

          WHEREAS, the Company and the Service Providers are party to a Management Agreement dated as of July 30, 1999 (the "Management Agreement");

          WHEREAS, in connection with the initial public offering of common stock of the Company and exchangeable shares of SMTC Manufacturing Corporation of Cananda (the "IPO"), the Company and the Service Providers desire to discontinue the provision of services by the Service Providers to the Company and the Company's payment of fees to the Service Providers for such services, each as described in the Management Agreement; and

          WHEREAS, the Company may agree in the future to retain one or more of the Service Providers or their affiliated or associated entities to provide certain management and advisory services to the Company in connection with certain transactions;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the definitions set forth in the Management Agreement.

2. TERMINATION. The Company and each of the Service Providers hereby agree that:

     (a) the Management Agreement is hereby terminated, effective as of the closing of the IPO;

     (b) the Company shall pay Bain the sum of Seven Hundred Twenty Thousand Dollars ($720,000), Celerity the sum of Seven Hundred-Twenty Thousand Dollars ($720,000), and KEGL the sum of Three Hundred Sixty Thousand Dollars ($360,000) upon the effectiveness of this Agreement;

     (c) notwithstanding the foregoing:Sections 4, 5, 7, 9 and 10 of the Management Agreement shall survive the termination of the Management Agreement and are hereby incorporated by reference herein, mutatis mutandis, for all purposes to have the same effect as if fully set forth herein, with appropriate modifications as the context may require; and

     (d) nothwithstanding the provisions of this Agreement, the Company may agree in the future to retain any of the Service Providers or their respective affiliates to provide certain management and advisory services to the Company, on terms mutually satisfactory to each party in the discretion thereof.

3. FREEDOM TO PURSUE OPPORTUNITIES. Without limiting the generality of the foregoing Section 2(c) as it relates to Section 7(a) of the Management Agreement, in consideration of the agreements of the Service Providers set forth herein and of the agreement of certain individuals affiliated or otherwise associated with the Service Providers to serve on the Board of Directors of the Company, the Company and the Service Providers hereby agree that in anticipation that the Company and one or more of the Service Providers (or one or more of their respective affiliates, associated investment funds or portfolio companies, clients or individuals associated with any of the foregoing including, without limitation, certain individuals who may from time to time serve as directors, officers, employees of, or consultants to, the Company) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, except as any Service Provider may otherwise agree in writing (solely as to itself), after the date hereof:

     (a) each Service Provider shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (i) engage in the same or similar business activities or lines of business as the Company, including those competing with the Company and (ii) do business with any client or customer of the Company;

     (b) No Service Provider nor any officer, director, employee, partner, affiliate or associated person or entity thereof shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and

     (c) In the event that any Service Provider acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and one or more Service Providers or any other person, such Service Provider shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of the fact

                                      -2-
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          that such Service Provider directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

5. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective as against any party, unless in writing and executed such party. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

6. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank]

                                       3
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


The Company:                  SMTC CORPORATION


                              By  /s/ Paul Walker
                                --------------------------------
                                  Title: President


Bain:                         BAIN CAPITAL PARTNERS VI, L.P.

                              By  Bain Capital Investors VI, Inc.,
                                  its general partner


                              By  /s/ [signature appears here]
                                  ------------------------------
                                  Title: Authorized signatory


Celerity:                     CELERITY MANAGEMENT CO., INC.


                              By  /s/ Stephen Adamson
                                  ------------------------------
                                  Title: President


KEGL:                         KILMER ELECTRONICS GROUP LIMITED


                              By  /s/ Michael Griffiths
                                  ------------------------------
                                  Title: Secretary-Treasurer